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                                                                    Exhibit 99.4

Press Release                         Source: Dynegy Inc. and The Seminole Group

Dynegy to Sell Canadian Assets to Seminole

HOUSTON--(BUSINESS WIRE)--Oct. 18, 2002--Dynegy Inc. (NYSE:DYN - News) today announced that it has entered into a letter of intent to sell a significant portion of its Canadian natural gas business to The Seminole Group, Inc. Seminole will acquire Dynegy Canada Inc.'s physical natural gas marketing business, which serves approximately 600 commercial and industrial customers in Canada. Dynegy has also agreed to sell to Seminole its 50 percent ownership stake in Tidal Energy Marketing Inc., a wholesale crude oil marketing company. The agreements, which are subject to the execution of definitive documentation, regulatory approval and other customary conditions, are expected to close in November 2002.

"The expected sale of Dynegy's Canadian natural gas assets and the company's interest in Tidal represent important steps in our company's managed exit from the marketing and trading business," said Dan Dienstbier, chairman and interim chief executive officer of Dynegy Inc. "Until these transactions are completed, the company will continue to serve its customers and honor our contractual obligations to them."

Dienstbier added that Dynegy Generation and Dynegy Midstream Services, two of the company's operating units, will continue marketing and trading activities around their physical energy assets.

Tom Kivisto, president and CEO of The Seminole Group, said, "From Seminole's perspective, the acquisitions give the company an opportunity to capitalize on a strategic expansion in Canadian natural gas markets which furthers The Seminole Group's Canadian presence in the crude oil marketing industry."

Seminole intends to maintain approximately half of Dynegy Canada's 70 employees.

Dynegy Inc. owns operating divisions engaged in power generation, natural gas liquids, regulated energy delivery and communications. Through these business units, the company serves customers by delivering value-added solutions to meet their energy and communications needs.

The Seminole Group provides diversified services for the North American crude oil, refined products and natural gas marketing and transportation industry.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expected include changes in energy commodity prices; Dynegy's ability to successfully execute its strategy to exit the marketing and trading business; operational factors affecting Dynegy's operating businesses; the cost of borrowing and other factors affecting Dynegy's financing activities, including its ability to execute its capital plan, and its credit ratings; the results of Dynegy's re-audit of its 1999-2001 financial statements, which could cause material changes to Dynegy's reported financial results for the applicable periods, to current expectations and estimates and to financial results for future periods; the demand for and pricing of services offered by Dynegy's telecommunications business and the effect of general market conditions in the telecommunications business; and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Dynegy's business, including litigation relating to the California power market and shareholder claims, as well as the ongoing regulatory investigations primarily relating to Project Alpha and trading practices. In addition, the sale of Dynegy's Canadian natural gas assets and its interest in Tidal Energy Marketing Inc. is conditioned on, among other things, the completion of definitive documentation and the receipt of required regulatory approvals. There can be no assurance that such conditions will be satisfied or that the sales will be consummated. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.